Rastegar Income Fund III Offering Circular
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Rastegar Income Fund III Inc.
Rastegar Income Fund III Inc.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 1-A
Amendment No. 1

RASTEGAR INCOME FUND III INC.

(Exact Name of the Registrant as Specified in its Charter)

Delaware [?]

(State or Other Jurisdiction of
Incorporation or Organization)

(IRS
Emp
loye
r
Iden
tific
atio
n
No.)

515 S. Capital of Texas
Highway, Suite 240,
Austin, TX 78746
(Address of Principal Executive Offices and Zip Code)

512-729-7927
(Registrant's Telephone Number, Including Area Code)

OFFERING CIRCULAR
Rastegar Income Fund III Inc.

7,500,000 Shares of Common Stock
$10.00 Per Share
$500.00 Minimum Investment

Pursuant to this Offering Circular, Rastegar Income Fund III Inc. is offering up to 7,500,000 shares of common stock at a price of $10.00 per common share. (See ?Description of Securities?). Each share of common stock ? par value $0.001 per share ? will be sold on a ?best efforts? basis. The entire purchase is payable in cash at the time of subscription by each purchaser. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ?ACT?), OR UNDER THE SECUTRITES
LAWS UNDER THE STATE OF NEVADA OR ANY OTHER STATE SECURITIES OR JURISDICTION IN
RELIANCE UPON THE EXEMPTIONS FROM REGISTRATION PROVIDED BY THE ACT AND
REGULATION A+ PROMULGATED THEREUNDER AND THE COMPARABLE EXEMPTIONS FROM
REGISTRATION PROVIDED BY OTHER APPLICABLE SECURITIES LAWS.

All subscriptions will be in whole shares. The offering will terminate on the earlier of (i) the sale of all 7,500,000 common shares; (ii) [?], unless extended by the Company, without further notice, for an additional ninety (90) days;
or (iii) the Company decides to terminate the offering, in its sole discretion at any time after 30 days from the date of initial qualification of this Offering without notice. The proceeds from the sale of the shares will be payable directly to the Company after payment of all applicable commissions, and the Company will deliver stock certificates attributable to shares purchased directly to the Purchasers within ninety (90) days of the closing of this offering.
Subscriptions will either be accepted or rejected within fourteen (14) days of receipt by the Company. The Company will settle all subscriptions within ten (10) days after the final decision to accept or reject the subscription, and subscribers will be notified by electronic mail upon the decision to accept or reject the subscription. Any funds received by the Company from subscriptions that are ultimately rejected will be returned to the subscriber within twenty-one (21) days of the Company?s decision to reject the subscription. Broker and finder fees, if any, in addition to expenses of the offering, may be deducted from the proceeds as the offering progresses.

THE SECURITIES OFFERED HEREBY ENTAIL A SUBSTANTIAL DEGREE OF RISK AND SHOULD
BE CONSIDERED SPECULATIVE. (SEE ?RISK FACTORS?). THIS TIER TWO REGULATION A
OFFERING DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY STATE OR OTHER
JURISDICTION WHEN NOT AUTHORIZED.

Sale Price
To Public
Offering Expenses
Per Share (3)
Commission to
Brokers
Proceeds To
Company (2)
Per Share (1)
$10.00
$[?]
$0.00
$[?]
Total Maximum:
$75,000,000
$[?]
$0.00
$[?]

1. The maximum number of shares to be sold in this offering is 7,500,000 shares at an offering price of $10.00 per share which, assuming all the shares are sold, will yield $75,000,000.

2. The Company plans to sell this offering of shares through its officers and directors and will pay no commissions, sales representative, or placement fees for the placement of its securities to officers and directors of the Company.

3. Proceeds are estimated before deducting expenses of the offering, which are estimated to be $[?]. These expenses include, but are not limited to, printing, advertising, accounting, legal, and other miscellaneous items. The total expenses of this offering, including any broker or finder fees, shall not exceed a maximum of ten percent (10%) of the aggregate offering, in compliance with applicable SEC guidelines and safe harbor provisions.

Rastegar Income Fund III
Inc.
515 S. Capital of Texas
Highway, Suite 240
Austin, Texas 78746
Phone: 512-729-7927

       The securities offered hereby entail a substantial degree of risk and should be considered speculative.
(See ?Risk Factors?).

We are a private company not listed with any U.S. or foreign exchange including OTC Markets.

       This Offering will be conducted on a ?best-efforts? basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the
Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities
Exchange Act of 1934, as amended.

       Our Board of Directors used its business judgment in setting a value of $10.00 per share to the
Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

       No agent or person other than a Director or Officer of the Company has been authorized to give any information or to make any representation, other than those contained in this Offering Circular and, if given or made, such information or representation must not be relied upon as having been authorized by the
Company. Authorized representatives of the Company will, if such is reasonably available, provide additional information, which an offeree or his/her professional adviser may request for the purpose of evaluating the merits and risks of this offering, and prospective purchasers may ask questions of, and receive answers from,
Officers and Directors of the Company. Questions, inquiries, and requests for information may be sent to the
Company by mail at 515 S. Capital of Texas Highway, Suite 240, Austin, Texas 78746.

       Sale of these shares will commence within two calendar days of the qualification date, and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF
OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING,
NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR
OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN
EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION
HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE
EXEMPT FROM REGISTRATION.

       This Offer is irrevocable, and the purchase price is non-refundable as expressly stated in this Offering
Circular. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for Securities by the Company.

       Certain securities offering guidelines, codes, regulations, and other ?Blue Sky Laws? for various states are included herein. (See ?State Blue Sky Information?).

TABLE OF CONTENTS

PAGE
?1?1?2??USE OF PROCEEDS????????????SIGNATURES?
Summary Information and Risk Factors

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this
Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to ?we?, the ?Company?, ?our? and ?us?
refer to the activities of and the assets and liabilities of the business and operations of Rastegar Income Fund III Inc.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

       Some of the statements in this Offering Circular, including those in the ?Summary?, ?Risk Factors?,
?Management?s Discussion and Analysis of Financial Condition and Results of Operations?, and ?Our Business?
sections, qualify as forward-looking statements. These statements are based on the Company?s current expectations, assumptions, and estimates, and actual results may differ materially due to risks and uncertainties. Terms such as
?anticipate,? ?believe,? ?could,? ?estimate,? ?expect,? ?intend,? ?may,? ?plan,? ?potential,? ?should,? ?will,? and
?would? (or negations thereof) are intended to identify forward-looking statements. The Company undertakes no obligation to update these statements except as required by applicable law.

       You should not place undue reliance on forward-looking statements. The cautionary statements set forth in this Offering Circular, including in ?Risk Factors? and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

* The speculative nature of the business we intend to engage in;

* Our ability to effectively execute our business plan;

* Our ability to manage our expansion, growth, and operating expenses;

* Our ability to attract and maintain key personnel;

* Our ability to finance our business;

* Our ability to promote our business;

* Our ability to compete and succeed in highly competitive and evolving business;

* Our ability to respond and adapt to changes in the real estate industry; and

* Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

       Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this
Offering Circular or otherwise make public statements updating our forward-looking statements.

SUMMARY OF THE OFFERING

       The following Summary of the Offering Circular does not purport to be complete and is qualified in its entirety by reference to the more detailed information contained in other parts of this Offering Circular. Please pay special attention to the ?Risk Factors? before making any decision on the suitability of this investment.

The Company

       Rastegar Income Fund III Inc. is a Delaware corporation formed to facilitate investments into individual residential and commercial real estate projects.
Public Market

       Rastegar Income Fund III Inc. common shares are not currently traded on any recognized stock exchange or trading platform. Management intends to register the shares of common stock sold in this offering with the United
States Securities and Exchange Commission on Form S-1.

The Offering

       Securities Authorized. The Company is authorized to issue [] shares of common stock with a par value of
$0.001 per share.

       Securities Offered. The Company is offering up to 7,500,000 shares of common stock of the Company at an offering price of $10.00 per common share. Should the offering yield less than the maximum of $75,000,000 the
Company may nonetheless utilize the proceeds for the business operations of the company.

        Common Stock Outstanding. 7,500,000 shares of common stock, par value $0.001.

Preferred Stock Outstanding. To date, there have been no issuances of the preferred stock of the Company.

       Investor Suitability. Subscriptions will be accepted only from: (i) Investors who qualify as ?Accredited
Investors? as defined in Regulation D promulgated under the Securities Act of 1933, as amended (the ?Act?); and (ii)
Non?accredited purchasers who meet the criteria set forth in Regulation A Tier Two. For non?accredited investors, the aggregate purchase amount (whether individually or in concert with a spouse) is limited to the greater of 10% of the investor?s annual income or 10% of the investor?s net worth, excluding the value of the investor?s primary residence and any indebtedness secured by such residence. In addition, non?accredited investors must provide a written acknowledgment that they understand the risks associated with investing in a developmental-stage, non-public entity.
(This language is consistent with updated SEC guidance on investor suitability.)

       Risks. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only and currently no market for the common shares exists.
(See ?Risk Factors?).

       Use of Proceeds. The net proceeds of this offering will be used primarily for the following purposes:
operations, working capital, legal and accounting fees, offering expenses, marketing, and advertising and general working capital. (See ?Use of Proceeds?).

RISK FACTORS

       An investment in our Common Stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this Offering Circular, before purchasing our
Common Stock. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this Offering
Circular, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section entitled ?Cautionary Statement Regarding Forward-Looking Statements?.

Limited Operating History

       The Company has a limited operating history on which to base an evaluation of its business and prospects.
The Company is subject to all the risks inherent in a small company seeking to develop, market and distribute new services, particularly companies in evolving markets such as the Internet. The likelihood of the Company?s success must be considered, in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with the development, introduction, marketing and distribution of new products and services in a competitive environment.

       Such risks for the Company include, but are not limited to, dependence on the success and acceptance of the Company?s services, the ability to attract and retain key personnel, and the management of growth. To address these risks, the Company must, among other things, generate increased demand, attract a sufficient clientele base, respond to competitive developments, increase the ?Rastegar? brand name visibility, successfully acquire new properties, attract, retain, and motivate qualified personnel and upgrade. In view of the rapidly evolving nature of the Company?s business and its limited operating history, the Company believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as an indication of future performance.

Need for Additional Capital

       The Company has limited revenue-producing operations and will require the proceeds from this offering to execute its full business plan. The Company believes the proceeds from this offering will be sufficient to develop its initial plans. However, the Company can give no assurance that all, or even a significant portion of these shares will be sold or that the money raised will be sufficient to execute the entire business plan of the Company. Further, no assurance can be given if additional capital is needed as to how much additional capital will be required or that additional financing can be obtained, or if obtainable, that the terms will be satisfactory to the Company, or that such financing would not result in a substantial dilution of shareholder?s interest.

Competition

       The commercial and residential real estate business is highly competitive, and the Company competes with many different types of companies. Certain of these competitors may have greater industry experience or financial and other resources than the Company.

Growth Strategy Implementation: Ability to Manage Growth

       The Company anticipates that significant expansion will be required to address potential growth in market opportunities. The Company?s expansion is expected to place a significant strain on the Company?s management, operational and financial resources. To manage any material growth of its operations and personnel, the Company may be required to improve existing operational and financial systems, procedures, and controls and to expand, train and manage its employee base. There can be no assurance that the Company?s planned personnel, systems, procedures, and controls will be adequate to support the Company?s future operations, that management will be able to hire, train, retain, motivate, and manage required personnel or that the Company?s management will be able to successfully identify, manage and exploit existing and potential market opportunities. If the Company is unable to manage growth effectively, its business, prospects, financial condition, and results of operations may be materially adversely affected.

Dependence upon Management and Key Personnel

       The Company is and will be heavily dependent on the skill, acumen, and services of the management of the
Company. The loss of the services of these key individuals, and certain others, for any substantial length of time, would materially and adversely affect the Company?s results of operation and financial position. (See
?Management?).

Possible Inability to Find Suitable Employees

       The Company?s success depends significantly on its ability to attract and retain highly qualified personnel, including retaining the services of full-time employees, part-time employees, and managers to assist the Company in the conduct and management of the Company?s business. Competition for such personnel is intense. There can be no assurance that the Company will be able to find these suitable employees or personnel, or if found, that these employees or personnel can be hired on terms favorable to the Company.

Actual or threatened epidemics, pandemics, outbreaks, or other public health crises may adversely affect the
Series? business.

        The Company?s business could be materially and adversely affected by the risks, or the public perception of the risks, related to an epidemic, pandemic, outbreak, or other public health crisis, such as the recent outbreak of novel coronavirus, or COVID-19. The risk, or public perception of the risk, of a pandemic or media coverage of infectious diseases could adversely affect the Company?s business and financial condition. ?Shelter-in-place? or other such orders by governmental entities would further negatively impact the Company?s business and could also disrupt the Company?s operations if employees, who cannot perform their responsibilities from home, are not able to report to work.

Other Nonpublic Sales of Securities Likely

       As part of the Company?s plan to raise additional capital and because of the capital-intensive nature to establish a brand name on the Internet, the Company will likely make offers and sales of its common stock and/or preferred stock to qualified investors in transactions which are exempt from registration under the 1933 Act, as amended, in the future. Other offers and sales of common stock or preferred stock may be at prices per share that are higher or lower than the price per share in this offering or higher or lower than the conversion rate of the share of this offering. The Company reserves the right to set prices at its discretion, which prices need not relate to any ascertainable criterion of value. There can be no assurance the Company will not make other offers at lower prices per share, when, at the Company?s discretion, such price is deemed by the Company to be reasonable under the circumstances.
Arbitrary Offering Price

       The offering price of the common shares offered hereunder has been arbitrarily determined by the
Company and bears no relationship to any objective criterion of value. The price does not bear any relationship to the assets, book value, historical earnings, or net worth of the Company. In determining the offering price, the
Company considered such factors as the prospects, if any, for similar companies, the previous experience of management, the Company?s anticipated results of operations, the present financial resources of the Company and the likelihood of acceptance of this offering. Please review any financial or other information contained in this
Offering Circular with qualified people to determine its suitability as an investment before purchasing any shares in this offering.

We may experience significant losses from operations.

       Even if we do generate operating income in one or more quarters in the future, subsequent developments in our industry, customer base, business or cost structure or an event such as significant litigation or a significant transaction may cause us to again experience operating losses. We may not become profitable in the long- term, or even for any.

Limited Market for Securities

       The Company?s securities are not currently quoted on any recognized stock exchange or trading platform.
Therefore, there is currently no market for the Company?s common stock is limited. There can be no assurance that a meaningful trading market will develop.

       The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure related to the market for penny stocks and for trades in any stock defined as a penny stock. The Commission has recently adopted regulations under this Act, which defines penny stock to be any non-NASDAQ equity security that has a market price of less than $5.00 per share (as defined). Unless exempt, for any transaction in a penny stock, the new rules require the delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the
Commission explaining important concepts involving the penny stock market, the nature of such market, terms used in such market, the broker/dealer?s duties to the customer, a toll-free telephone number for inquiries about the broker/dealer?s disciplinary history and the customer?s rights and remedies in case of fraud or abuse in the sale.
Disclosure must be made about commissions payable to both the broker/dealer and the registered representative and current quotations of securities. Furthermore, all fee and commission disclosures shall be presented in a clear and prominent manner in accordance with current SEC guidelines to ensure investor transparency. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Non-NASDAQ stocks would not be covered by the definition of penny stock for (i) issuers who have $3,000,000 in tangible assets ($5,000,000 if the issuer has not been in continuous operation for three years); (ii) transactions in which the customer is an institutional accredited investor; and (iii)
transactions that are not recommended by the broker/dealer.

Summary Information and Risk Factors
Dividend Policy

       To date, the Company has not declared or paid any cash dividends on its stock and does not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends, if any, in the future will be at the sole discretion of the Board of Directors.

Use of Proceeds
Proceeds Applied to General Corporate Purposes - Management Discretion

       Although a majority portion of the net proceeds of this Offering Circular is for specific uses, the balance will be available for working capital and general corporate purposes. Therefore, the application of the net proceeds of this offering is substantially within the discretion of the management. Investors will be relying on the Company?s management and business judgment based solely on limited information. No assurance can be given that the application of the net proceeds of this Offering Circular will result in the Company achieving its financial and strategic objectives.

Business Description
No Commitment to Purchase; Best Efforts Offering

       The offering of these securities is being done on a ?best efforts? basis. However, there is no assurance that all, or any, of the shares offered hereby will be sold. No individual firm or corporation has agreed to purchase any of the shares offered herein. The shares are being offered on a best-efforts basis.

Offering Details
Risk Factors Related to Real Estate Generally

We may experience general risks of real estate investing.

        Factors which could affect the Company?s ownership of income-producing property might include, but are not limited to any or all of the following; changing environmental regulations, adverse use of adjacent or neighboring real estate, changes in the demand for or supply of competing property, local economic factors which could result in the reduction of the fair market value of a property, uninsured losses, significant unforeseen changes in general or local economic conditions, inability of the
Company to obtain any required permits or entitlements for a reasonable cost or on reasonable conditions or within a reasonable time frame or at all, inability of the Company to obtain the services of appropriate consultants at the proposed cost, changes in legal requirements for any needed permits or entitlements, problems caused by the presence of environmental hazards on a property, changes in federal or state regulations applicable to real property, failure of a lender to approve a loan on terms and conditions acceptable to the Company, lack of adequate availability of liability insurance or all-risk or other types of required insurance at a commercially-reasonable price, shortages or reductions in available energy, acts of God or other calamities.
Furthermore, there could be a loss of liquidity in the capital markets such that a refinance or sale of a property may be hindered.

        Our Company?s investment in the properties will be additionally subject to the risks and other factors generally incident to the ownership of real property, including such things as the effects of inflation or deflation, inability to control future operating costs, inability to attract tenants, vandalism, rent strikes, collection difficulties, uncertainty of cash flow, the availability and costs of borrowed funds, the general level of real estate values, competition from other properties, residential patterns and uses, general economic conditions (national, regional, and local), the general suitability of a property to its market area, governmental rules and fiscal policies, acts of God, and other factors beyond the control of the Company.

We face possible risks associated with natural disasters and the physical effects of climate change, which may include more frequent or severe storms, hurricanes, flooding, rising sea levels, shortages of water, droughts and wildfires, any of which could have a material adverse effect on our business, results of operations, and financial condition.
       To the extent climate change causes changes in weather patterns, the Underlying Assets could experience increases in storm intensity which could damage the Underlying Assets and result in higher vacancy. Climate change may also affect our business by increasing the cost of, or making unavailable, property insurance on terms we find acceptable in areas most vulnerable to such events, increasing operating costs, including the cost of water or energy, and requiring us to expend funds to repair and protect our Underlying Assets in connection with such events. Any of the foregoing could have a material adverse effect on our business, results of operations, and financial condition.

The underlying value and performance of any real estate asset will fluctuate with general and local economic conditions.
       The successful operation of any real estate asset is significantly related to general and local economic conditions. Periods of economic slowdown or recession, significantly rising interest rates, declining employment levels, declining real estate values, or the public perception that any of these events may occur, can result in reductions in the underlying value of any asset and result in poor economic performance. In such cases, investors may lose the full value of their investment, or may not experience any distributions from the real estate asset.

Rising expenses could reduce cash flow and funds available for future investments.
       Our properties will be subject to increases in real estate tax rates, utility costs, operating expenses, insurance costs, repairs and maintenance, administrative and other expenses. If we are unable to increase rents at an equal or higher rate or lease properties on a basis that covers all or some of the expenses, we would be required to pay those costs, which could adversely affect funds available for future cash distributions.

A property could be difficult to sell, which could diminish the return on the Underlying Assets.
       The Company may elect to lease or rent some of the Underlying Assets and a rental property may incur losses due to extended periods of vacancy and may suffer reduced revenues resulting in less cash available for distribution to its investors. In addition, the resale value of any Underlying Asset could be diminished if the market value of the
Underlying Assets declines, due to a decrease in cash flow generated by property or a decline in real estate market values. Such a reduction in the resale value of a property could also reduce the value of investors? Series Interests.

The Company may decide to sell an Underlying Asset which could conflict with an investor?s interests.
       Our management may determine when to sell any Underlying Asset at any time in accordance with the management rights afforded to our Board. Investors will not have a say in this decision. The timing and decision to sell an Underlying Asset may conflict with investors? personal interests, beliefs or theories regarding the real estate market.
Further, it is possible the sale was not completed at an optimal time. In any case, investors would not have any cause of action against the Company or our management for such sales.

A decline in general economic conditions in the markets in which each property is located or in the United States generally could lead to lower rental rates in those markets.
       As a result of these trends, the Company may reduce revenue, potentially resulting in losses and lower resale value of properties, which may reduce investor return.

Financial Statements
Illiquidity of real estate investments could significantly impede our ability to respond to adverse changes in the performance of our properties and harm our financial condition.
       Because real estate investments are relatively illiquid, our ability to promptly sell one or more properties or investments in our portfolio in response to changing economic, financial and investment conditions may be limited. In particular, these risks could arise from weakness in or even the lack of an established market for a property, changes in the financial condition or prospects of prospective purchasers, changes in national or international economic conditions, and changes in laws, regulations or fiscal policies of jurisdictions in which the property is located. We may be unable to realize our investment objectives by sale, other disposition or refinance at attractive prices within any given period of time or may otherwise be unable to complete any exit strategy. An exit event is not guaranteed and is subject to our
Manager?s discretion.

Real estate construction involves various risk factors that can impact the successful completion and profitability of a project.
    Some of the Company?s projects will involve the development and construction of real estate, which presents unique risks. Some of these risk factors include:

* Market Risk: Fluctuations in real estate market conditions can affect demand for the completed properties, leading to potential delays in sales or lower selling prices. Economic downturns can reduce demand for the completed properties, which would affect the Company's ability to sell or lease the properties.

* Financial Risk: Insufficient funding or cash flow issues can lead to project delays, cost overruns, or even project abandonment. Interest rate fluctuations can impact borrowing costs and profitability. Inadequate financial planning and budgeting can lead to cost overruns and negatively affect a project's profitability.

* Construction and Design Risk: Poor project planning and design can lead to construction delays and increased costs. Design flaws or changes can result in construction rework, causing delays and cost overruns which could affect the overall profitability of a project. Availability of skilled labor and materials can also impact the construction schedule and costs.

* Regulatory and Legal Risk: Delays or complications in obtaining necessary permits and approvals can lead to project delays and increased costs. Zoning changes or other regulatory issues can impact the feasibility of the project. Legal disputes, such as contract disputes or litigation, can lead to delays, increased costs, and reputational damage to the Company.

* Environmental and Sustainability Risk: Environmental contamination or other environmental issues can lead to costly cleanup efforts and delays. Changes in environmental regulations can impact project design and construction methods, potentially leading to increased costs.

* Political and Geopolitical Risk: Political instability, changes in government policies, or geopolitical events can affect the project's viability and profitability.

* Technology and Innovation Risk: Incorporating new technologies or construction methods without proper understanding or testing can lead to implementation challenges and delays. Technological disruptions or changes can impact project timelines and costs.

* Health and Safety Risks: Inadequate safety measures can result in accidents, injuries, or fatalities, leading to legal and financial consequences.

Title insurance may not cover all title defects.
       Our management will acquire title insurance on each property, but it is possible that uninsured title defects could arise in the future, which the Company may have to defend or otherwise resolve, the cost of which may impact the profitability of each property and/or the Company as a whole.

Due diligence may not uncover all material facts.
       Our management will endeavor to obtain and verify material facts regarding the properties. It is possible, however, that our management will not discover certain material facts about a property, because information presented by the sellers may have been prepared in an incomplete or misleading fashion, and material facts related to such property may not yet have been discovered.

Financial projections may be wrong.
       Certain financial projections concerning the future performance of the properties are based on assumptions of an arbitrary nature and may prove to be materially incorrect. No assurance is given that actual results will correspond with the results contemplated by these projections. It is possible that returns may be lower than projected, or that there may be no returns at all.

Management Discussion and Analysis
       These and all other financial projections, and any other statements previously provided to the Purchaser relating to the Company or its prospective business operations that are not historical facts, are forward-looking statements that involve risks and uncertainties. Sentences or phrases that use such words as ?believes,? ?anticipates,?
?plans,? ?may,? ?hopes,? ?can,? ?will,? ?expects,? ?is designed to,? ?with the intent,? ?potential? and others indicate forward-looking statements, but their absence does not mean that a statement is not forward- looking.

       Such statements are based on our management?s current estimates and expectations, along with currently available competitive, financial, and economic data. However, forward-looking statements are inherently uncertain and subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform
Act of 1995.

       It is possible that actual results from operation of the properties will be different than the returns anticipated by our management and/or that these returns may not be realized in the timeframe projected by our management, if at all.

THE MARKETS IN WHICH THE COMPANY OPERATES ARE HIGHLY COMPETITIVE AND THE
COMPANY MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST NEW ENTRANTS AND
ESTABLISHED COMPANIES WITH GREATER RESOURCES.

       The Company competes in markets that are new, intensely competitive, highly fragmented and rapidly changing. Many of the Company?s current competitors, as well as a few of the Company?s potential competitors, have longer operating histories, greater name recognition, and substantially greater financial, technical and marketing resources than the Company does. Some of the Company?s current or potential competitors have the financial resources to withstand substantial price competition. Moreover, many of the Company?s competitors have more extensive customer bases, broader customer relationships and broader industry alliances that they could use to their advantage in competitive situations, including relationships with many of the Company?s potential customers.
The Company?s competitors may be able to respond more quickly than the Company can to new or emerging technologies and changes in customer requirements.

We do not expect to declare or pay dividends in the foreseeable future.

       We do not expect to declare or pay dividends in the foreseeable future, as we anticipate that we will invest future earnings in the development and growth of our business. Therefore, holders of our Common Stock will not receive any return on their investment unless they sell their securities, and holders may be unable to sell their securities on favorable terms or at all.

We may issue shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

       Our Certificate of Incorporation authorizes us to issue up to [?] shares of preferred stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of preferred shares, as well as the authority to issue such shares without further stockholder approval. Currently, there are no shares of preferred stock issued or outstanding. We have not yet determined the voting rights, if any, that each share of preferred stock will carry at stockholders? meetings for any purpose, including the election of directors.

       Our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

We may be exposed to potential risks resulting from requirements under Section 404 of the Sarbanes-Oxley Act of
2002.

       If we become a reporting company we will be required, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford to increase our staff or engage outside consultants or professionals to overcome our lack of employees.
       We do not currently have independent audit or compensation committees. As a result, our directors have the ability, among other things, to determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest and similar matters and investors may be reluctant to provide us with funds necessary to expand our operations.

       As a Regulation A, Tier 2 issuer, we will be subject to the periodic and current reporting requirements under Rule 257(b) of Regulation A.

Limited Transferability and Liquidity

       To satisfy the requirements of certain exemptions from registration under the Securities Act, and to conform with applicable state securities laws, each investor must acquire his Shares for investment purposes only and not with a view towards distribution. Consequently, certain conditions of the Securities Act may need to be satisfied prior to any sale, transfer, or other disposition of the Shares. Some of these conditions may include a minimum holding period, availability of certain reports, including financial statements from Rastegar Income Fund III Inc., limitations on the percentage of Shares sold and the way they are sold. Rastegar Income Fund III Inc. can prohibit any sale, transfer, or disposition unless it receives an opinion of counsel provided at the holder?s expense, in a form satisfactory to Rastegar Income Fund III Inc., stating that the proposed sale, transfer or other disposition will not result in a violation of applicable federal or state securities laws and regulations. No public market exists for the
Shares and no market is expected to develop. Consequently, owners of the Shares may have to hold their investment indefinitely and may not be able to liquidate their investments in Rastegar Income Fund III Inc. or pledge them as collateral for a loan in the event of an emergency.

Broker/Dealer Sales of Shares

       The Company?s Common Stock Shares are not presently included for trading on any exchange, and there can be no assurances that the Company will ultimately be registered on any exchange. The NASDAQ Stock Market,
Inc. has recently enacted certain changes to the entry and maintenance criteria for listing eligibility on the NASDAQ
SmallCap Market. The entry standards require at least $4 million in net tangible assets or $750,000 net income in two of the last three years. The proposed entry standards would also require a public float of at least $1 million shares, $5 million value of public float, a minimum bid price of $2.00 per share, at least three market makers, and at least 300 shareholders. The maintenance standards (as opposed to entry standards) require at least $2 million in net tangible assets or $500,000 in net income in two of the last three years, a public float of at least 500,000 shares, a $1 million market value of public float, a minimum bid price of $1.00 per share, at least two market makers, and at least
300 shareholders.

       No assurance can be given that the Company?s Common Stock Shares will ever qualify for inclusion on the
NASDAQ System or any other trading market until such time as Management deems it necessary. As a result, the
Company?s Common Stock Shares are subject to a Securities and Exchange Commission rule that limits additional sales practice requirements on broker-dealers selling such securities beyond those applicable to established customers and accredited investors. For transactions covered by the rule, the broker-dealer must make a special suitability determination for the purchaser and obtain the purchaser?s written agreement prior to the sale. Additionally, in the case of non-accredited investors, broker-dealers are required to provide comprehensive disclosure of the investment?s risks and limitations, ensuring that such investors meet the appropriate suitability criteria as mandated by current SEC guidelines. Consequently, this rule may affect the ability of broker-dealers to sell the Company?s securities and impact the liquidity of the Shares in the secondary market.

No Current Market For Shares

       There is no current market for the Shares offered in this offering and no market is expected to develop in the near future.

Compliance with Securities Laws

       The Shares are being offered for sale in reliance upon certain exemptions from the registration requirements of the Securities Act, applicable Nevada Securities Laws, and other applicable state securities laws. If the sale of Shares were to fail to qualify for these exemptions, purchasers may seek rescission of their purchases of
Shares. If several purchasers were to obtain rescission, Rastegar Income Fund III Inc. would face significant financial demands, which could adversely affect Rastegar Income Fund III Inc. as a whole, as well as any non-rescinding purchasers.

Offering Price

       The price of the Shares offered has been arbitrarily established by Rastegar Income Fund III Inc., considering such matters as the state of the Company?s business development and the general condition of the industry in which it operates. The Offering price bears little relationship to the assets, net worth, or any other objective criteria of value applicable to Rastegar Income Fund III Inc.

Lack of Firm Underwriter

       The Shares are offered on a ?best efforts? basis by the Management of Rastegar Income Fund III Inc. without compensation and on a ?best efforts? basis through certain FINRA registered broker-dealers, which enter into
Participating Broker-Dealer Agreements with the Company. Accordingly, there is no assurance that the Company, or any FINRA broker-dealer, will sell the maximum Shares offered or any lesser amount.

Projections: Forward Looking Information

       Management has prepared projections regarding the Company?s anticipated financial performance. The
Company?s projections are hypothetical and based upon the presumed financial performance of the Company, the addition of a sophisticated and well-funded marketing plan, and other factors influencing the business of Rastegar
Income Fund III Inc. The projections are based on Management?s best estimate of the probable results of operations of the Company, based on present circumstances, and have not been reviewed by the Company?s independent accountants.
These projections are based on several assumptions, set forth therein, which Management believes are reasonable.
Some assumptions upon which the projections are based, however, invariably will not materialize due the inevitable occurrence of unanticipated events and circumstances beyond Management?s control. Therefore, actual results of operations will vary from the projections, and such variances may be material. Assumptions regarding future changes in sales and revenues are necessarily speculative in nature. In addition, projections do not and cannot consider such factors as general economic conditions, unforeseen regulatory changes, the entry into the Company?s market of additional competitors, the terms and conditions of future capitalization, and other risks inherent to the Company?s business. While Management believes that the projections accurately reflect possible future results of the
Company?s operations, those results cannot be guaranteed.

DILUTION

       If you purchase shares in this Offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this Offering and the net tangible book value per share of our Common Stock after this Offering.

Future Dilution

       Dilution may also result from future actions by our Company, and specifically from any increase in the number of shares of the Company?s capital stock outstanding resulting from a stock offering (such as a public offering, a crowdfunding round, a venture capital round, or an angel investment), employees exercising stock options, or conversion of certain instruments (such as convertible bonds, preferred shares, or warrants) into stock.

       If we decide to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. There may also be earnings dilution, with a reduction in the amount earned per share (though this typically occurs only if we offer dividends, and most early-stage companies are unlikely to offer dividends, preferring to invest any earnings into the Company).
       Dilution may occur upon the conversion of convertible notes into equity. Typically, the terms of convertible notes issued by early?stage companies provide that, in the event of a subsequent financing round, holders convert their notes into equity at a discount to the price paid by new investors?resulting in the receipt of a greater number of shares?and may also benefit from a price cap on the conversion price. In a down round, convertible note holders may further dilute existing equity holders. Investors should pay careful attention to the number of convertible notes issued (and that may be issued in the future) and their specific terms, and note that if you are investing with expectations regarding ownership percentage or per-share value, dilution can significantly affect voting control, ownership percentage, and earnings per share.

No Selling Security holders

There are no selling security holders in this Offering.

PLAN OF DISTRIBUTION

Terms of the Offering

       Securities Authorized. The Company is authorized to issue [?] shares of common stock with a par value of
$0.001 per share.

       Securities Offered. The Company is offering up to 7,500,000 shares of common stock at an offering price of $10.00 per common share. Accredited Investor Requirement: This offering is available solely to investors who meet the accredited investor criteria under SEC Regulation D. Non-accredited investors are subject to additional limitations and should seek independent advice before investing.

        Common Stock Outstanding. 7,500,000 shares of common stock, par value $0.001.

Preferred Stock Outstanding. To date, there have been no issuances of the preferred stock of the Company.

       Risks. The purchase of the common stock in this offering hereby involves a high degree of risk. The securities offered hereby are for investment purposes only, and currently, no market for the common shares exists.
(See ?Risk Factors?).

       Use of Proceeds. The net proceeds of this offering will be used primarily for the following purposes:
service development, web site designing and hosting, corporate consulting, organizational fees, legal and accounting fees, offering expenses, computer equipment, and software, marketing and advertising and general working capital.
(See ?Use of Proceeds?).

       Pursuant to this Offering Circular, the Company is offering up to 7,500,000 shares of common stock (par value $0.001) at a price of $10.00 per share on a best effort basis. The entire purchase price is payable in cash at the time of subscription by each purchaser. All subscriptions will be in whole shares unless the Company, in its sole discretion, allows for the sale of fewer shares. The offering will terminate on the earlier of (i) the sale of all
7,500,000 shares, (ii) one hundred and eighty (180) days from the date of this Offering Circular, unless extended by the
Company for an additional ninety (90) days without further notice, or (iii) the Company?s decision to terminate the offering at any time without notice. Broker and finders? fees (if any), together with other offering expenses, may be deducted from the proceeds as the offering progresses, in strict compliance with applicable SEC regulations and safe harbor provisions.

The Company is offering its securities in all states.

Transfer Agent

The Company?s current transfer agent is currently [?].

USE OF PROCEEDS

       The allocations set forth below are the estimates of management as to how the net proceeds of this public offering will be generally allocated. Pending use of the net proceeds for the following purposes, the Company intends to invest such funds in short-term, interest-bearing, investment-grade securities. There are no assurances that the estimates set forth below will correspond with the actual expenditures of the Company during the next twelve
(12) months or thereafter or that the results of this public offering and the allocations set forth below will be sufficient to maintain the Company?s operations following this public offering.

Allocation(1)

Use of Proceeds
(000)

Operations
$

Real Estate Acquisition

Software Development

Advertising & Marketing

General & Administration

Equipment & Working Capital

Legal & Accounting

Transaction Fees and Expenses

Intellectual Property

Total Use of Proceeds
$

Notes to Use of Proceeds:

1. These figures are estimates only, account for the first twelve (12) months of operations and are subject to revision from time to time to meet the Company?s requirements. Pending such uses, in management?s discretion, the Company may make temporary investments in U.S. Government obligations. Maximum Use
Allocation represents the sale of all 7,500,000 shares of common stock of the Company or approximately
$75,000,000. (See ?Plan of Distribution?).

       The expected use of net proceeds from this Offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change.
The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this Offering.

       In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of the proceeds indicated above. If we secure additional equity funding, investors in this Offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

DESCRIPTION OF BUSINESS

Our Business

       The Company was incorporated on July 9, 2024, in the State of Delaware. Since incorporation, the Company has not made any significant purchases or sales of assets. From inception until the date of this filing the Company has had limited operating activities, primarily consisting of (i) the incorporation of the company, (ii) the development of the business plan, (iii) initial equity funding, and (iv) the performance of due diligence on potential real properties.

        The Company intends to acquire, develop, operate, improve, and/or sell residential and commercial real estate throughout the United States.

Acquisition Process

        We will rely on our management to identify, underwrite, and negotiate for properties on our behalf. We intend to invest throughout the U.S., although we intend our initial market focus to include western states. Our management has the authority to make all the decisions regarding our investments. The criteria that our management will consider when evaluating prospective investment opportunities include:

? macroeconomic conditions that may influence operating performance;

? real estate market factors that may influence real estate valuations;

? analysis of the real estate, zoning, operating costs, development costs and the asset?s overall competitive position in its market;

? real estate and sales market conditions affecting the real estate;

? the estimated costs and timing associated with capital improvements or development of the real estate;

? a valuation of the investment, investment basis relative to its value and the ability to liquidate an investment through a sale or refinancing of the real estate;

? review of third-party reports, including appraisals, comparable properties, historical rent and vacancy rates, engineering, and environmental reports; and

? physical inspections of the real estate and analysis of markets.

        If a potential investment meets our management?s underwriting criteria, our management will analyze each potential investment?s risk return profile and review financing sources, if applicable.

Generally, acquisitions will be negotiated and arranged by our management or its affiliates. The Company will then raise the equity needed to acquire and get the property ready for market or development, as the case maybe, and may obtain a loan to finance a portion of such activities, in the discretion of our management.

We may finance a portion of the purchase and/or development or construction of properties using debt. We expect a target portfolio wide leverage of approximately 50%-80% loan to value. We will seek to secure leverage that is long term, fixed rate and nonrecourse, to the extent obtainable on a cost-effective basis; however, may use floating rate, short term or construction financing as well. Our management may from time to time modify our leverage policy in its discretion and may elect to not employ any leverage at all in its discretion.

Competition

The Company competes with many others engaged in real estate investment and management including but not limited to individuals, corporations, bank and insurance company investment accounts, real estate investment trusts, and private real estate funds. The residential and commercial real estate industries are highly competitive, and we face competition from many sources, including from other income producing real estate both in the immediate vicinity and the geographic market where our properties are and will be located.

Employees

The Company does not have any employees. All services will be provided via our management and its employees and contractors.

Intellectual Property

All trademarks and intellectual property will be held by our management. The Company and investors will have no ownership rights in such intellectual property.

Allocation of Expenses

Our management and/or its affiliates may advance offering expenses for the Company and will be reimbursed through offering proceeds. In general, these costs include legal, accounting, underwriting, filing and compliance costs, as applicable, related to the offering.

In addition, the Company will be responsible for the costs and expenses attributable to the activities of the Company including, but not limited to:

?
fees, costs and expenses incurred in connection with the management of the Underlying Assets and preparing any reports and accounts of the Company, including, but not limited to, audits of the Company?s annual financial statements, tax filings and the circulation of reports to investors;

?
insurance premiums or expenses;

?
withholding or transfer taxes imposed on the Company or any of the members;

?
governmental fees imposed on the capital of the Company;

?
legal fees and costs (including settlement costs) arising in connection with any litigation or regulatory investigation instituted against the Company or management in connection with the affairs of the Company, or relating to legal advice directly relating to the Company?s legal affairs;

?
fees, costs and expenses of a third-party registrar and transfer agent appointed by the manager in connection with a series;

?
indemnification payments;

?
costs, fees, or payments related to interest or financing expenses for the Company;

?
potential HOA or association fees related to the Underlying Assets;

?
costs of any third parties engaged by our management in connection with the operations of the Company; and

?
any similar expenses that may be determined to be operating expenses, as determined by our management in its reasonable discretion.

Contact

      The Company can be reached at 515 S. Capital of Texas Highway, Suite 240, Austin, Texas 78746.

Legal Proceedings

       The Company is not a party to any material legal proceedings and is not aware of any material threatened litigation.

MANAGEMENT?S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF
OPERATIONS

       You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the accompanying notes appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that are subject to risks and uncertainties; actual results and the timing of events may differ materially from those anticipated.
These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation
Reform Act of 1995. Investors are cautioned not to place undue reliance on these forward-looking statements and should review the ?Risk Factors? and other cautionary disclosures contained herein.

Results of Operations
Financial Statements

Revenues

As of August 31, 2024, the Company has no revenue.

Cost of Services

As of August 31, 2024, the Company has no revenue.

General and Administrative Expenses

Our operating expenses from inception on July 9, 2024, until August 31, 2024, have been $0.00.

Liquidity and Capital Resources

       As of August 31, 2024, the Company had approximately $1,000.00 in total assets.

       The Company has enough capital to last up to and through the offering, to sustain its current operations.
The Company has no bank lines or other financing arranged. We believe that the proceeds from the offering, together with our cash and cash equivalent balances will be adequate to meet our liquidity and capital expenditure requirements for the next 36 months. We anticipate that we will need at least $[?] to attain significant business growth. In the future, we may need to seek additional capital, potentially through bonds, or convertible notes to fund our plan of operations.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS

See ?DESCRIPTION OF BUSINESS?:

Insurance

       The Company does not currently have, nor does it contemplate purchasing any liability or other insurance in the near-term future.

Employee Benefit Plan and Medical and Health Insurance

       Upon commencement of revenue-producing operations, or shortly thereafter, the Company expects to implement an Employee Benefit Plan and medical and health insurance for each officer that is competitive with industry standards.
Key Man Insurance

       The Company does not hold ?Key Man? life insurance on any of its officers and directors. However, the
Company is currently considering key man life insurance on each of its officers upon the closing of the Offering
Circular described herein or shortly thereafter.

OFF-BALANCE SHEET ARRANGEMENTS

       We do not have any off-balance sheet arrangements that are reasonably likely to have a current or future effect on our financial condition, revenues, results of operations, liquidity, or capital expenditures.

CONTRACTUAL OBLIGATIONS

Quantitative and Qualitative Disclosures about Market Risk

       In the ordinary course of our business, we are not exposed to market risk of the sort that may arise from changes in interest rates or foreign currency exchange rates, or that may otherwise arise from transactions in derivatives.

       The preparation of financial statements in conformity with GAAP requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The Company?s significant estimates and assumptions include the fair value of the Company?s common stock, stock-based compensation, the recoverability and useful lives of long-lived assets, and the valuation allowance relating to the Company?s deferred tax assets.

Contingencies

       Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company?s management, in consultation with its legal counsel as appropriate, assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company, in consultation with legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims, as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company?s financial statements. If the assessment indicates a potentially material loss contingency is not probable, but is reasonably possible, or is probable, but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss, if determinable and material, would be disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed.

BOARD OF DIRECTORS AND SIGNIFICANT EMPLOYEES

       The following sets forth certain information with respect to executive officers, directors, key employees and advisors of, Rastegar Income Fund III Inc. as of the date of this Offering Circular:

NAME POSITION

Significant employees:
                            Sheida Rastegar                                                        Director

Biography of The Board Members

Ariah Rastegar ? CEO

       Ariah-Hossein "Ari" Rastegar is the founder and Chief Executive Officer of Rastegar Property Company, a
private real estate investment firm headquartered in Austin, Texas. Born in Austin in 1982 to an Iranian father and German mother, Rastegar grew up in Dallas, Texas. He earned his undergraduate degree from Texas A&M University and later attended law school at St. Mary's University.

       Rastegar began his real estate investment career in 2006 while attending law school. After graduation, he worked for attorney John Read in Dallas before moving to New York in 2010 to collaborate with investor Anthony Orso. In 2012, he started investing in properties in the Austin area and, in 2015, founded Rastegar Capital, which later rebranded as
Rastegar Property Company. Under his leadership, the firm has expanded its portfolio across various commercial real estate sectors. Notably, Rastegar led the planning for the world's tallest living wall as part of a development at 1899
McKinney in Dallas, announced in April 2020.

       Beyond his real estate endeavors, Rastegar is an advocate for health and wellness. He identifies as a biohacker, incorporating various health practices to enhance productivity.

G. Ray Callas, MD - Director

        Dr. G. Ray Callas is a distinguished anesthesiologist based in Beaumont, Texas, currently serving as the 159th president of the Texas Medical Association (TMA). His leadership within TMA reflects his commitment to advancing medical practice and patient care in Texas.

        In recognition of his dedication and service, Dr. Callas was honored with the American Medical Association's Medal of
Valor for his efforts on behalf of patients and the community in the aftermath of Hurricane Harvey, which struck Texas as a
Category 4 storm in 2017.

Sheida Rastegar - Director

       Sheida Rastegar is a seasoned attorney based in Dallas, Texas, with over 25 years of experience. As the founder of The Rastegar Law Firm, P.C., he has been serving the Dallas-Fort Worth metroplex, specializing in areas such as civil and family law to criminal defense and aspects of intellectual property infringements and violations and also consultation for immigration issues and personal injury. His practice encompasses cases involving auto accidents, trucking accidents, motorcycle accidents, and more. Additionally, he handles criminal defense cases at all levels and offers attorney bail bond services.

       Rastegar's extensive experience and dedication to his clients have established him as a reputable figure in the legal community. His firm's longstanding presence in the region underscores his commitment to providing comprehensive legal services to individuals in need.

Family Relationships

       The Company acknowledges that Sheida Rastegar, a Director of the Company, is the father of Ariah Rastegar, the Chief
Executive Officer. This familial relationship may present a potential conflict of interest, as decisions made by either party in their respective roles could be influenced by personal considerations rather than solely the best interests of the Company. The Board of
Directors is committed to managing any such conflicts with transparency and integrity, ensuring that all decisions are made in compliance with applicable laws and the Company?s policies. In the event of any transaction or decision that may pose a conflict of interest, the involved parties shall disclose the nature of the conflict and recuse themselves from any related deliberations or voting. The Company undertakes to establish and maintain procedures to address any potential conflicts of interest, safeguarding the interests of the Company and its shareholders.

Involvement in Certain Legal Proceedings.

       None of the following events have occurred during the past five years and which are material to an evaluation of the ability or integrity of any director or executive officer: (1) A petition under the federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing; or (2) Such person was convicted in a criminal proceeding (excluding traffic violations and other minor offenses).

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

       The following table sets forth all cash compensation to be paid by the Company as this offering is funded, and the activities of the Company grow:

Name of Individual Position with Company Annual Salary

Ariah Rastegar
Chief Executive Officer
$0
G. Ray Callas, MD
Director
$0
Sheida Rastegar
Director
$0

Footnotes to Executive Compensation:

1. The salaries listed are estimates only. The listed salaries do not include annual bonuses to be paid based on the profitability and performance of the Company. These bonuses will be set, from time to time, by the Board of Directors.

2. Management?s salary will be based upon the performance of the Company. Management?s performance bonuses will be decided by a disinterested majority of the Board of Directors of the
Company. In addition, management?s base salaries can be increased by the Board of Directors of the Company based on the attainment of financial and other performance guidelines set by the
Company.

3. Members of the Company?s Board of Directors will serve until the next annual meeting of the stockholders and until their successors are duly elected and qualified unless earlier removed as provided in the Bylaws of the Company. Executive officers serve at the pleasure of the Board of
Directors.

4. The above-named executives have agreed to defer partial payment of salaries based on the cash flow and financial performance of the Company. Salaries will not be paid until after funding of the
Company is fully complete.

Board Leadership Structure and Risk Oversight

       The Board of Directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees, when established, will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITY HOLDERS

       The following table sets out, as of the date of this Offering Circular, the securities of the company that are owned by executive officers and directors, and other persons holding more than 10% of the company?s voting securities or having the right to acquire those securities.

Name
of
  Amount
and Nature of
Amount
and Nature of Beneficial

Percent of
Title of Class
Beneficial Owner (1)
Beneficial Ownership
Ownership Acquirable
Class
Common Stock
Ariah Rastegar
[]
N/A
[]%

Notes to Principal Shareholders:

1. The post?offer percentage assumes that the maximum number of shares of common stock is subscribed. The total number of shares outstanding after a maximum offering will be [] shares of common stock.

2. Ariah Rastegar, Director and Founder, controls [] of the [] ([]%) issued and outstanding shares of common stock of the Company prior to the offering. After the maximum offering, Ariah Rastegar will control approximately []%.

Stock Option Plan

       The Company currently does not have a formal employee stock option plan. However, the Company?s
Board of Directors may institute a formal stock option plan upon the successful conclusion of the offering. The
Company will not grant options and warrants in excess of 15% of the total number of outstanding shares to officers, directors, employees or 5% shareholders for a one-year period following the offering. Furthermore, the Company will not issue options or warrants to the listed persons with an exercise price of less than 85% of the fair market value of the Common Stock on the date of the grant.

Legal Matters

       There is no current or pending litigation, claims or counterclaims involving the Company as a Plaintiff or a
Defendant.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

       To the best of our knowledge, from, other than as set forth above, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or are to be a party, in which the amount involved exceeds $120,000, and in which any director or executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of our
Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest (other than compensation to our officers and directors in the ordinary course of business).

SECURITIES BEING OFFERED

       The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

The Company, a Delaware corporation, is authorized to issue up to 7,500,000 shares of common stock, $0.001 par value. The Company has, as of
August 31, 2024, 7,500,000 shares of common stock currently outstanding.

Common Stock

       The Company, a Delaware corporation, is authorized to issue 7,500,000 shares of common stock, $0.001 par value. The Company currently has 7,500,000 shares of common stock issued and outstanding. The holders of the common stock: (i) have equal rights to dividends from funds legally available when, and if, declared by the Board of Directors; (ii) are entitled to share ratably in all assets available for distribution upon liquidation, dissolution, or winding up of the Company; (iii) do not have preemptive, subscription, or conversion rights and are not subject to redemption or sinking fund provisions; (iv) are entitled to one non-cumulative vote per share on all matters submitted to a vote of the shareholders; (v) have fully paid, non?assessable shares; and (vi) have no conversion or other subscription rights. There is no cumulative voting for the election of directors.

Voting Rights

       Each holder of common stock is entitled to one vote per share on all matters which such stockholders are entitled to vote. The holders of more than fifty percent of the shares voting for the election of directors can elect all the directors if they choose to do so and, in such event, the holders of the remaining shares will not be able to elect any person to the Board of Directors.

Right to Receive Liquidation Distributions

       In the event of the company?s liquidation, dissolution, or winding up, holders of its Common Stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of the company?s debts and other liabilities.

Transfer Agent

The Transfer Agent for the shares of common stock of the Company is [].

Shares Eligible For Future Sale

       Before completion of this offering approximately 7,500,000 shares of common stock were outstanding.
The majority of these issued and outstanding common shares are currently restricted pursuant to Rule 144 promulgated by the Commission under the Securities Act of 1933 (the ?Securities Act?). Rule 144 provides, in essence, that a person holding restricted securities for one year from the date the securities were purchased from the issuer, or an affiliate of the issuer, and fully paid, may sell limited quantities of the securities to the public without registration, provided there shall be certain public information with respect to the issuer. Pursuant to Rule 144, securities held by non?affiliates for more than one year may generally be sold without reference to the current public information or broker transaction requirements, or the volume limitations.

       The Company is unable to predict the effect, if any, that sales of shares under Rule 144 (or the potential for such sales), sales pursuant to future registration statements or other sales or potential sales may have on the market prices of the common stock prevailing from time to time. Future sales of substantial numbers of additional shares of common stock, or the perception that such sales could occur, could adversely affect prevailing market prices for the common stock of the Company.

Rule 144

       In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

Dividend Policy

       The Company has paid no cash dividends to date and does not anticipate paying any cash dividends on its common stock in the foreseeable future. The Company intends to retain its earnings, if any, to finance the expansion of its business and for other general corporate purposes. Any payment of future dividends will be at the discretion of the Board of Directors and will depend upon, among other factors, the Company?s earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions with respect to the payment of dividends and other considerations that the Board of Directors deems relevant. (See ?Risk Factors ? Lack of Cash Dividends?).

Investor Suitability Standards

       Investment in the common shares offered hereby involves certain risks and is suitable only for persons of adequate financial means who have no need for liquidity with respect to this investment and who can afford the risk of a complete loss of their investment.

       Subscriptions will be accepted from investors who qualify either as ?Accredited Investors? (as defined in
Regulation D under the Securities Act of 1933, as amended (the ?Act?)) or from unaccredited investors who meet the requirements of Regulation A Tier Two. In the case of unaccredited investors, any investment in the shares shall not exceed ten percent (10%) of such investor?s net worth (excluding the value of their primary residence and any loans secured by that residence), and such investors must demonstrate an understanding of the risks associated with investing in a private, non-public, developmental stage enterprise. The Company further reserves the right to accept subscriptions from investors who do not strictly meet all of the foregoing suitability standards but who are otherwise qualified to purchase shares.
       Accredited investors are those who, at the time of sale of the shares fall within certain categories enumerated in Rule 501(a) of Regulation D, including any of the following:

       (i) any individual who had an individual income more than $200,000 (or joint income with his or her spouse of $300,000) in the last two (2) years and who reasonably expects an individual income in excess of
$200,000 (or such joint income in excess of $300,000) in the current year. (For purposes of this offering, individual and joint income shall equal adjusted gross income, as reported in the investor?s federal tax return (less, for individual income only, any income attributed to a spouse or to property owned by a spouse) and increased by the following amounts (but not, for individual income only, any amounts attributable to a spouse or to property owned by a spouse): (1) the amount of any tax-exempt interest received, (2) the amount of losses claimed as a limited partner in a limited partnership, (3) any deduction claimed for depletion, (4) amounts contributed to an IRA or
Keogh retirement plan, (5) alimony paid, and (6) any amount by which income for long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Internal Revenue
Code);

(ii) any individual whose individual net worth, or joint net worth with that individual?s spouse, exceeds
$1,000,000 (not including the value of a home, home furnishings and automobiles) ; and

       (iii) any partnership, corporation, employee benefit plan or trust which was not formed for the purpose of acquiring shares and which has total assets of over $5,000,000, and with regard to a trust, the person making the investment decision has such experience in financial and business matters that the trustee is capable of evaluating the risks and merits of the investment in the shares, a corporation or partnership where all the beneficial owners are accredited investors or if an employee benefit plan, it is administered by a bank, savings and loan association, insurance company or registered investment adviser, or if a self-directed plan, the investment decision is being made by only accredited investors.

Each investor must also make certain representations to the general effect that such investor:

       (i) does not have an overall commitment to investments which are not readily marketable that is disproportionate to his net worth, and that his investment in the shares will not cause such overall commitment to become excessive.

       (ii) has adequate net worth and means of providing for his current needs and personal contingencies to sustain a complete loss of his investment in the Company at the time of investment and has no need for liquidity in his investment in the shares.

       (iii) is acquiring shares for his own account, for investment only and not with a view toward resale or distribution; and

       (iv) is aware that he will not be able to liquidate his investment in the event of an emergency or for any other reason because the transferability of shares will be subject to restrictions in the Subscription Agreement and will be affected by restrictions on resale imposed by the Act and the securities laws of certain states.

       In addition, an investment in the shares must not exceed ten percent (10%) of a non-accredited investor?s net worth. The company reserves the right to accept subscriptions from subscribers who do not meet all the above suitability standards but who are otherwise qualified to purchase shares.

WHERE YOU CAN FIND MORE INFORMATION

       We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the
Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the
Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities
Exchange Act of 1934. You may read and copy this information at the SEC?s Public Reference Room, 100 F Street,
N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference
Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

Miscellaneous

       The Company?s Certificate of Incorporation requires the approval vote of fifty-one percent (51%) of the disinterested shareholders when any combination of persons or entities directly or indirectly owns over twenty-five percent (25%) of the voting power. The percentages required for approval change when certain prices are paid and/or certain actions are taken by the beneficial owners.

       The Company?s Certificate of Incorporation eliminates directors? liabilities for breaches of duties to the fullest extent permitted by Delaware law. The Company?s charter documents provide for indemnification of the officers and directors.